EXHIBIT 23.1


       CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form SB-2 (No. 333-117126) of PracticeXpert, Inc. of our report dated April 3, 2005 relating to the financial statements, which appears in this Form 10-KSB.

/s/ Kabani & Company, Inc.

Huntington Beach, California
April 14, 2005